Exhibit 99.1

Contact:                        John L. Morgan

763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES

THIRD QUARTER RESULTS

Minneapolis, MN (October 16, 2013)  —  Winmark Corporation (Nasdaq; WINA) announced today net income for the quarter ended September 28, 2013 of $5,251,500 (or $1.00 per share diluted) compared to net income of $4,259,500  (or $.82 per share diluted) in the third quarter of 2012.  For the nine months ended September 28, 2013, net income was $13,645,800 (or $2.61 per share diluted) compared to net income of $11,179,900 (or $2.13 per share diluted) for the same period last year.

Earnings growth in the quarter was primarily attributable to the non-cash charges recorded during the third quarter of 2012 related to the Company’s long-term investments.  John Morgan, Chairman and CEO, commented “During the quarter, we opened our first Style Encore store and as of the end of the quarter, we had 21 additional signed franchise agreements for this concept.  We believe Style Encore represents a significant growth opportunity for our franchising business.”

Winmark Corporation creates, supports and finances business.  At September 28, 2013, there were 995 franchises in operation under the brands Plato’s Closet®, Play It Again Sports®, Once Upon A Child®, Music Go Round® and Style Encore™.  An additional 88 retail franchises have been awarded but are not open.  In addition, at September 28, 2013, the Company had a lease portfolio of $36.7 million.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company including statements with respect to our ability to finance the growth of our leasing and franchising businesses for the foreseeable future.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WINMARK CORPORATION

CONDENSED BALANCE SHEETS

(unaudited)

	September 28, 2013	December 29, 2012
ASSETS
Current Assets:
Cash and cash equivalents	$8,248,000	$2,233,400
Marketable securities	401,000	85,900
Receivables, net	1,116,900	1,237,100
Net investment in leases - current	16,398,700	13,461,200
Income tax receivable	366,700	1,400,700
Inventories	69,400	71,200
Prepaid expenses	618,600	445,200
Total current assets	27,219,300	18,934,700
Net investment in leases – long-term	20,274,700	22,697,100
Property and equipment, net	1,073,700	1,229,500
Other assets	677,500	677,500
	$49,245,200	$43,538,800

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Line of credit	$—	$10,800,000
Accounts payable	1,724,300	2,203,700
Accrued liabilities	2,359,100	1,286,300
Discounted lease rentals	834,000	896,800
Rents received in advance	48,700	134,800
Deferred revenue	1,787,900	1,641,700
Deferred income taxes	3,574,200	3,549,900
Total current liabilities	10,328,200	20,513,200
Long-Term Liabilities:
Discounted lease rentals	382,700	177,900
Rents received in advance	111,800	117,700
Deferred revenue	1,128,200	953,000
Other liabilities	1,148,900	1,254,700
Deferred income taxes	2,864,700	2,594,300
Total long-term liabilities	5,636,300	5,097,600
Shareholders’ Equity:
Common stock, no par, 10,000,000 shares authorized, 5,135,961 and 4,996,459 shares issued and outstanding	2,420,300	—
Accumulated other comprehensive loss	(9,900)	(4,000)
Retained earnings	30,870,300	17,932,000
Total shareholders’ equity	33,280,700	17,928,000
	$49,245,200	$43,538,800

WINMARK CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Quarter Ended		Nine Months Ended
	September 28, 2013	September 29, 2012	September 28, 2013	September 29, 2012
REVENUE:
Royalties	$9,853,900	$9,178,400	$26,937,000	$25,160,800
Leasing income	3,810,100	4,312,700	11,348,100	9,989,800
Merchandise sales	598,000	716,600	1,821,100	2,083,200
Franchise fees	340,000	411,000	1,144,200	966,000
Other	189,900	180,400	713,400	625,100
Total revenue	14,791,900	14,799,100	41,963,800	38,824,900
COST OF MERCHANDISE SOLD	569,200	684,400	1,734,700	1,982,200
LEASING EXPENSE	399,300	770,700	1,289,500	1,336,200
PROVISION FOR CREDIT LOSSES	(29,800)	(1,700)	(67,700)	(69,600)
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	5,311,900	4,882,200	16,728,900	15,239,900
Income from operations	8,541,300	8,463,500	22,278,400	20,336,200
LOSS FROM EQUITY INVESTMENTS	—	(372,300)	—	(650,400)
IMPAIRMENT OF INVESTMENT IN NOTES	—	(660,700)	—	(660,700)
INTEREST EXPENSE	(35,500)	(110,200)	(180,100)	(302,300)
INTEREST AND OTHER INCOME/(EXPENSE)	5,500	14,300	(4,800)	50,600
Income before income taxes	8,511,300	7,334,600	22,093,500	18,773,400
PROVISION FOR INCOME TAXES	(3,259,800)	(3,075,100)	(8,447,700)	(7,593,500)
NET INCOME	$5,251,500	$4,259,500	$13,645,800	$11,179,900
EARNINGS PER SHARE — BASIC	$1.03	$.85	$2.70	$2.22
EARNINGS PER SHARE — DILUTED	$1.00	$.82	$2.61	$2.13
WEIGHTED AVERAGE SHARES OUTSTANDING — BASIC	5,116,872	5,013,822	5,046,156	5,041,023
WEIGHTED AVERAGE SHARES OUTSTANDING — DILUTED	5,263,311	5,222,719	5,222,196	5,257,057